SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 16, 2003

DENDRITE INTERNATIONAL, INC.

_________________

(Exact Name of Registrant as Specified in Charter)

New Jersey	0-26138	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Mount Kemble Avenue, Morristown, New Jersey	07960-6767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(973) 425-1200

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets.

        On June 16, 2003, Dendrite International, Inc. (“Dendrite”) completed its acquisition of SYNAVANT Inc. (“Synavant”). Pursuant to the Agreement and Plan of Merger, dated as of May 9, 2003 and amended as of May 16, 2003 (as amended, the “Merger Agreement”) by and among Dendrite, Synavant, and Amgis Acquisition Co. (“Amgis”), a wholly-owned subsidiary of Dendrite, Amgis and Dendrite conducted an all cash tender offer to acquire all of the outstanding shares of common stock of Synavant, at a price of $3.22 per share. In the tender offer, which expired at 11:59 p.m., New York City time, on June 13, 2003, approximately 92% of the outstanding shares of Synavant common stock were validly tendered and accepted. On June 16, 2003 Amgis paid for all shares validly tendered in the offer, then merged with and into Synavant pursuant to a short-form merger. In the merger, each share of Synavant common stock held by a stockholder that did not tender its shares in the tender offer (other than those held by Dendrite, Amgis or Synavant, and any shares in respect of which appraisal rights may be properly demanded in accordance with the Delaware General Corporation Law) was automatically converted into the right to receive a cash payment of $3.22, without interest. As a result of the merger, Synavant has become a wholly-owned subsidiary of Dendrite.

        The total consideration paid for the acquisition of Synavant, including consideration paid (or set aside for payment) in respect of the tender offer, the merger and the cash-out of restricted units and in-the-money options to acquire Synavant common stock, is approximately $51,761,541 in cash. Amgis obtained this consideration from Dendrite through capital contributions. The consideration involved in the acquisition was a result of a bidding process and arms-length negotiations between the executive officers and the boards of directors of Synavant and Dendrite, and determined to be fair by Synavant’s financial advisors.

        Except with respect to Dendrite’s obligation to indemnify and insure former officers and directors of Synavant set forth in the Merger Agreement, no material relationship exists between any former Synavant officers, directors or stockholders and Dendrite or any of Dendrite’s affiliates, any director or officer of Dendrite, or any associate of any such director or officer.

        Synavant used its assets (including plant, equipment or other physical property) to provide a wide range of knowledge-based solution sets to biopharmaceutical and healthcare companies. Dendrite presently intends to continue to utilize the assets for generally the same purposes following the acquisition.

        On June 17, 2003, Dendrite issued a press release announcing the completion of the acquisition of Synavant, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (a)        Financial Statements.

        Dendrite expects to file the required financial statements as soon as practicable, but in no event later than 60 days after the due date of this Current Report on Form 8-K.

      (b)        Pro Forma Financial Information.

        Dendrite expects to file the required pro-forma financial information as soon as practicable, but in no event later than 60 days after the due date of this Current Report on Form 8-K.

      (c)        Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 9, 2003, by and among Dendrite International, Inc., Amgis Acquisition Co., and Synavant Inc. (incorporated by reference from Dendrite's Current Report on Form 8-K, filed on May 12, 2003).

2.2	Amendment No. 1 to the Merger Agreement, dated May 16, 2003, by and among Dendrite International, Inc., Amgis Acquisition Co., and Synavant Inc. (incorporated by reference from Dendrite's Current Report on Form 8-K, filed on May 20, 2003).

99.1	Press Release of Dendrite International, Inc., dated June 17, 2003.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2003	DENDRITE INTERNATIONAL, INC. By: CHRISTINE A. PELLIZZARI —————————————— Name: Christine A. Pellizzari Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 9, 2003, by and among Dendrite International, Inc., Amgis Acquisition Co., and Synavant Inc. (incorporated by reference from Dendrite's Current Report on Form 8-K, filed on May 12, 2003).

2.2	Amendment No. 1 to the Merger Agreement, dated May 16, 2003, by and among Dendrite International, Inc., Amgis Acquisition Co., and Synavant Inc. (incorporated by reference from Dendrite's Current Report on Form 8-K, filed on May 20, 2003).

99.1	Press Release of Dendrite International, Inc., dated June 17, 2003.